UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2012

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As discussed in the press release attached hereto as Exhibit 99.1, on March 12, 2012, ULURU Inc., a Nevada corporation (the “Company”) notified the NYSE Amex LLC (the “Exchange”) of the Company’s determination to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to effect the voluntary delisting of its common stock from the Exchange as the Company intends to move to the OTCQB™ Marketplace.

Despite the Exchange’s recent notice on February 3, 2012 indicating that the Exchange had accepted the Company’s plans of compliance and granted the Company an extension until April 2, 2012 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Exchange’s Company Guide and an extension until March 21, 2013 to regain compliance with the continued listing standards of Section 1003(a)(iii) of the Exchange’s Company Guide, the Company’s management and Board of Directors, on March 9, 2012, determined that it is in the best interest of the Company to voluntarily delist its common stock from the Exchange.  The Company plans to file the Form 25 with the SEC on or about March 21, 2012.  The Company intends to continue to file reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

The Company is making arrangements for its common stock to be quoted on the OTCQB™ Marketplace. The OTCQB™ Marketplace is a market tier for over-the-counter-traded companies that are registered and reporting with the SEC.

The Company believes that the transition to the OTCQB™ Marketplace will save expenses and should allow for a continued orderly trading market of the Company’s common stock as the Company continues to execute its business plan.

Item 8.01	Other Events.

On March 12, 2012, the Company issued a press release announcing its intention to transition from the Exchange to the OTCQB™ Marketplace.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: March 12, 2012	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Press Release dated March 12, 2012